16140 SAND CANYON AVE., SUITE 100
IRVINE, CALIFORNIA 92618
HALL&COMPANY Certified Public Accountants, Inc. (949) 910-HALL (4255)
 TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES FAX (949) 910-4256

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this annual report on Form 10-KSB (File No. 000-33309) of our report dated April 14, 2005 on our audits of the financial statements of GlobeTrac Inc. as of December 31, 2004 and 2003 and for the years then ended.

/s/ Hall & Company
Hall & Company
Irvine, California
March 31, 2006